SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 21, 2000

                                CAM DESIGNS INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-13886                 75-2257039
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)

             30 East 81st Street, Suite 4D, New York, New York 10022
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   (212) 744-5850
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               Birmingham Road, Allesley, Coventry CV59QE, England
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         (Former name or former address, if changed since last report.)

Item 5. Other Events.

      On January 21, 2000, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation, increasing the number of authorized shares to 20,000,000 with a par value of $.001 per share and effecting a stock split so that each 8 shares of Common Stock outstanding is split and changed (without changing the par value) into one share of Common Stock, with any fractional shares resulting from this reverse split to be rounded up to the next highest whole share. The new CUSIP number for the Common Stock is 131733305. Attached hereto as Exhibit A, is a press release under today's date with respect to this matter released by the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CAM DESIGNS INC.


Date: January 26, 2000                    By: /s Franz A. Skryanz
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                                              Franz A. Skryanz
                                              Secretary/Treasurer

                                                                       Exhibit A

                           CAM DESIGNS INC. ANNOUNCES
                       FILING OF CERTIFICATE OF AMENDMENT
                              TO EFFECT STOCK SPLIT

NEW YORK, NY: January 26, 2000 - (CMDA/CMDAW): The Company announced that it had filed a Certificate of Amendment to its Certificate of Incorporation increasing the number of authorized shares to 20,000,000 with a par value of $.001 per share and effecting a stock split so that each 8 shares of Common Stock outstanding is split and changed into one share of Common Stock. The reverse split stock will have a new CUSIP number: 131733305.

      The Company also stated that it had filed its Reports on Form 10-KSB and 10-QSB to bring it current on its filings.

Statements in this news release looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including general economic conditions, delays and risks associated with the negotiation, implementation and/or performance of contracts, consumer and industry acceptance, and regulatory actions and risks.


               Contact: Geoffrey Taylor
                        011 44 1594 529472